Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Michael A. Bender

SVP, Chief Financial Officer

(480) 315-6634

Investorrelations@spiritrealty.com

Press Release

Spirit Realty Capital, Inc. Declares Cash Dividend for the First Quarter 2013

Scottsdale, AZ, March 14, 2013 (BUSINESS WIRE) – Spirit Realty Capital, Inc. (NYSE: SRC), a real estate investment trust that invests in single-tenant, operationally essential real estate, announced today that the Company’s Board of Directors has declared a $0.3125 per share cash dividend on its common stock for the first quarter of 2013.

The dividend equates to an annualized rate of $1.25 per share and will be paid on April 16, 2013 to stockholders of record on March 31, 2013.

About Spirit Realty Capital

Spirit Realty Capital was formed in 2003 to acquire single-tenant operationally essential real estate, which refers to generally free-standing, commercial real estate facilities where tenants conduct retail, service or distribution activities that are essential to the generation of their sales and profits. More information about Spirit Realty Capital can be found at www.spiritrealty.com.

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Forward-Looking and Cautionary Statements

Statements contained in this press release that are not historical facts are forward-looking statements. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties that can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risk factors discussed in Spirit Realty Capital’s Annual Report on Form 10-K for the year ended December 31, 2012 and other documents as filed by the Company with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements that may be made to reflect events or circumstances after the date these statements were made, except as required by law.